Exhibit 10.2

                                 FIRST AMENDMENT
                                     TO THE
                            PLAYBOY ENTERPRISES, INC.
                 BOARD OF DIRECTORS' DEFERRED COMPENSATION PLAN
                    (As Amended and Restated January 1, 2005)
                    -----------------------------------------

      WHEREAS, Playboy Enterprises, Inc. (the "Company") has established and maintains the Playboy Enterprises, Inc. Board of Directors' Deferred Compensation Plan, as amended and restated January 1, 2005 (the "Plan"), for the benefit of its non-employee directors;

      WHEREAS, Section 7.01 of the Plan reserves to the Company's Board of Directors (the "Board") the authority to amend the Plan at any time; and

      WHEREAS, the Board has determined that it is desirable to make certain written amendments to the Plan in order to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended ("Code Section 409A"), and that such written amendments, pursuant to IRS Notice 2007-86, are permitted to be made at any time on or before December 31, 2008;

      NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2008, in the following particulars in order to ensure it is compliant with Code
Section 409A in all regards:

      1. The definition of "Director Fees" in Section 2.11 is amended by rewriting the first sentence thereof to read as follows:

      " 'Director Fees' for purposes of this Plan shall be the total of the Director's fees and other remuneration for services rendered as a member of the Board of Directors during a Plan Year, including Retainer Fees, Meeting Fees and Committee Fees."

      2. Clause (b) of Section 2.12 of the Plan is hereby deleted in its entirety and replaced with the following:

      "(b) if there is no reporting of transactions on the NYSE, the fair market value of a share of Common Stock as determined by the Board of Directors from time to time acting in good faith and, in all instances, in compliance with Treasury Regulation
      Section 1.409A-1(b)(5)(iv)(B)."

      3. The definition of "Meeting Fees" in Section 2.14 is rewritten to read as follows:

      " 'Meeting Fees' means the compensation payable to a Director with regard to the meetings of the Board of Directors, convening as a whole, that he or she attends during a Plan Year."

      4. Section 2.18 is amended by adding a second sentence to the Section, to read as follows:

      " 'Committee  Fees'  mean   the  portion  of  a  Director's   annual
      compensation that is payable based on his or her assignment to, and service on, one or more committees of the Board of Directors."

      5. Section 3.01, Eligibility and Participation, is hereby rewritten to read as follows:

      "3.01 Eligibility and Participation. A Director who is not an employee of the Company may elect to participate actively in the Plan from year to year by filing an Agreement with the Company as follows:

      (a) In the initial year of eligibility, a Director who elects to participate in the Plan must file an Agreement with the Company within thirty (30) days from the date he or she first becomes a Director and prior to the beginning of the calendar quarter in which the Director Fees to be deferred are otherwise earned. Notwithstanding the preceding sentence, a Director who is already eligible to participate in any similar type of deferred compensation plan maintained by the Company, and which would be aggregated with this Plan for purposes of IRC Section 409A, shall not be eligible to participate in this Plan for the Plan Year in which he or she first becomes a non-employee Director but may elect to participate as of the start of any subsequent Plan Year. For all Plan Years for which the Director is eligible to participate as of the first day of the Plan Year, in order to elect to participate for that Plan Year the Director must file an Agreement with the Company prior to the beginning of the Plan Year in which the Director Fees to be deferred are otherwise earned.

      (b) In the Agreement for each Plan Year the Director shall designate what portion, if any, of the components of the Director Fees shall be deferred for that Plan Year (or the portion of such Plan Year for which the Agreement is in effect). All of the Meeting Fees and half of both the Retainer Fees and the Committee Fees are payable to the Director in Company stock. All (100%) or none (0%) of that portion of those components of the Director Fee may be deferred under any year's Agreement. The other half of both the Retainer Fees and the Committee Fees is payable in cash or stock at the Director's election. The Director may separately choose (i) to defer any twenty-five (25%) increment of the portion of such remaining Fees that he or she chooses to have paid in cash, and (ii) to defer any twenty-five (25%) increment of the portion of such remaining Fees that he or she chooses to have paid in stock, by so designating in his or her Agreement for the year. In the Agreement for each Plan Year the Director also shall designate any distribution elections, including a Change in Control distribution election, to apply to amounts deferred for that Plan Year and subsequent Plan Years unless and until such election is changed pursuant to Section 3.01(e) or (f) below.

      (c) Each Agreement shall be irrevocable for the Plan Year to which it relates upon acceptance by the Company, except as otherwise permitted under this Section 3.01 and Article IV below provided the exercise of such exceptions would not violate IRC
            Section 409A or other applicable law. A Director who does not file an Agreement with respect to deferrals into the Plan for a given Plan Year shall not be eligible to participate for that Plan Year but may file an Agreement for any subsequent Plan Year with respect to deferrals into the Plan in accordance with Sections 3.01(a) and (b) above.
            Notwithstanding the foregoing, any amount still credited to the Deferred Compensation Account of an eligible Director who was previously a participant in the executives' Deferred Compensation Plan and not in pay status under that other plan will

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

            be automatically transferred from that plan into this Plan, unless such transfer is expressly prohibited by the terms of such other plan, whether or not such Director shall otherwise elect to make deferral contributions hereunder. Such transferred Account shall be subject to whatever distribution rights applied to it as of the date of transfer under such other plan, subject to any subsequent elections under this Plan.

      (d)   The  filing  of  deferral  Agreements  and  other  Participant elections under the Plan shall be made using the Plan's website or web link as designated by the Administrative Committee or by such telephone process as such Committee may approve, in lieu of filing hard copy paper documents. Exceptions to the approved election and filing processes may be allowed by the Administrative Committee on a case by case basis considering the particular circumstances and so long as permissible under Code Section 409A.

      (e) In accordance with transition guidance issued by the Internal Revenue Service with respect to IRC Section 409A, a Participant shall be permitted, no later than December 31, 2008, to file new elections regarding the distribution of the portion of such Participant's Accounts accrued through December 31, 2008. Such election may also apply to accruals for future Plan years, subject to any subsequent distribution elections made with respect to such future accruals. Any such transition election filed under this Section 3.01(e) shall supersede any prior distribution election, or the application of any default distribution rule previously applicable to the pre-election portion of such Participant's Accounts, to the extent the new election is not consistent therewith. New transition elections may apply to the form and timing of payments under Section 4.04(a), and whether and in what form to receive a Change in Control distribution under Section 4.07, regardless of any conditions in Section 3.01(f) below (other than the prohibition on acceleration therein, which shall continue to apply) regarding the timing and effect of distribution election changes. However, a transition election under this Section 3.01(e) shall not apply to amounts distributable during the Plan Year in which the election is filed, nor shall any transition election be permitted to cause any distribution to be made in the Plan Year in which the election is filed.

      (f) A Director may change the form of distribution (i.e., lump sum or installments), the period during which installments will be paid, and the timing of a distribution, as previously in effect pursuant to any election made under Section 3.01 or (absent such election) by operation of the Plan. Any such subsequent distribution election shall not take effect until the one year anniversary from the date it is filed with the Committee pursuant to Section 3.01(d) above; consequently, the new election must be filed not less than one year before the date as of which the payment is scheduled to be paid (or, in the case of installments, the date as of which the first installment payment is scheduled). For purposes of the preceding sentence, installment payments shall be treated like a lump sum payable as of the scheduled date of the first installment payment. In addition, if the new election involves a change in the timing or form of a benefit distributable for reasons other than the Director's

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            death or Hardship, then any new distribution commencement date must be at least five (5) years later than the date as of which the benefit distribution had been scheduled to commence. Furthermore, if a Director has elected to receive distribution of his or her Deferred Compensation Accounts upon a Change in Control pursuant to Section 3.01(b) or (e) above, he or she may subsequently elect to (i) defer the full balance of his or her Deferred Compensation Accounts otherwise payable upon a Change in Control to a subsequent Determination Date and/or
            (ii) change the form of such distribution among the forms available under Section 4.04 below; provided that any such election change must be made at least one year before the effective date of the Change in Control, and must specify a Determination Date at least five (5) years after the effective date of the Change in Control. Changes in election failing to
            comply  with  such  requirements   shall  not  be  valid,  and
            distributions  shall be made in accordance with the Director's
            previous    election   and   applicable    Plan    provisions.
            Notwithstanding the foregoing, no acceleration of benefit payments may be permitted, except to the extent permitted by
            the   Administrative   Committee   pursuant  to  Treas.   Reg.
            Section 1.409A-3(j)(4)."

      6. Section 3.05, Deferred Compensation Amount Investment Option, is amended by replacing the last two sentences of the middle paragraph of that Section with the following:

      "Notwithstanding the foregoing, any Director Fees which were initially payable to the Director in Company stock shall be deemed to remain invested irrevocably in the Playboy Enterprises, Inc. Common Stock Units option and the Director may not direct any portion thereof into any of the other phantom investment options available under the Plan. A Director's Deferred Compensation Accounts attributable to deferred Director Fees that were initially elected to be payable in cash shall be subject to the Director's designated phantom investment options authorized by this Section 3.05."

      7. Section 4.04, Method and Timing of Distribution, is amended by adding the following new paragraph to the end of Section 4.04(a) thereof:

      "Notwithstanding any provisions of this Article IV to the contrary, distributions scheduled to be made, or commence, as soon as practicable after a particular Determination Date shall, for distribution events arising on or after January 1, 2008, be made not later than the last day of the Plan Year in which the distribution event occurs which triggers such payment or, if later, by the fifteenth (15th) day of the third calendar month after the date of the distribution event. If any period during which payments are due to commence in respect to a distribution event would span two Plan Years, then the Participant (or surviving Beneficiary) shall have no role or influence in determining in which of the two Plan Years payment shall commence. Payment shall not be considered in violation of the distribution timing provisions of the Plan if the payment is delayed because the calculation of the payment amount is not administratively practicable due to events beyond the control of the Participant or surviving Beneficiary, or for any other reason permitted under applicable regulations or Internal Revenue Service guidance under IRC Section 409A, provided that the

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

      delayed payment is made as promptly as practicable during the first Plan Year thereafter for which the permitted reason for such delay no longer applies."

      8. Section 4.04(b) is hereby deleted in its entirety, and Section 4.04(c) is hereby re-alphabetized as Section 4.04(b).

      9. Section 4.06 is amended by adding the following new sentence to the end of that Section:

      "Notwithstanding the foregoing, on and after January 1, 2008 Beneficiaries shall not be permitted to petition for a Hardship withdrawal under this Section 4.06."

      10. Section 4.07(b) of the Plan is hereby deleted in its entirety and replaced with the following:

            "(b)  If the Participant continues service as a Director after
                  the   Change   in   Control,   then   his/her   Deferred
                  Compensation Accounts:

                  (i) shall be valued and distributed as elected pursuant to Section 3.01(b), (e) or (f) above, provided that a single lump sum payable as of the Determination Date coincident with or next following the date of such Change in Control shall be the default form of distribution unless a different form and time of distribution has been elected; or

                  (ii) if no Change in Control distribution election is in effect pursuant to Sections 3.01(b), (e) and
                        (f) above, shall be valued and distributed upon any subsequent distributable event as provided in
                        Article IV without regard to this Section 4.07."

      IN WITNESS WHEREOF, this First Amendment, having been first duly adopted, is hereby executed by a duly authorized officer on behalf of the Company on this 17th day of September, 2008.

                                           PLAYBOY ENTERPRISES, INC.

                                           By: /s/ Robert D.Campbell
                                               ---------------------------
                                           Name: Robert D.Campbell
                                           Its: SVP, Treasurer

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